UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported)   October 20, 2000
                                                    --------------------
                                                    October 17, 2000
                                                    --------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------

              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following is a press release recently issued by the Company and is being filed herewith as a current event.

PNM Negotiates Cost-Saving Revisions to San Juan Coal Contract

Switch to underground mining expected to save company up to $500 million

ALBUQUERQUE, N.M. October 17, 2000 - PNM, Public Service Company of New Mexico (NYSE:PNM) has negotiated an agreement with the coal supplier for San Juan Generating Station. The revised coal contract is expected to save PNM between $400 million and $500 million in fuel costs over the next 17 years.

Under the terms of the agreement between PNM, San Juan Coal Company and Tucson Electric Power Company, which also owns a portion of the generating station, San Juan Coal Co. will replace the two surface mining operations that now supply the plant with a single underground mine located on the site of one of the existing surface mines. Underground mining is expected to provide a higher quality coal at a lower cost per ton.

The new mine will be developed using a highly-automated "longwall" technique, which efficiently shears long sections from the coal seam and transports the coal to the surface, according to Harry F. Schanning, PNM's director of fuel supply.

"When fully operational, this will be one of the largest longwall mines in the United States, capable of producing over 25,000 tons of coal per day," Schanning said. "This new technology is expected to provide economies in the form of both lower production costs and lower reclamation costs."

Besides saving on fuel costs, the cleaner-burning, less abrasive coal is expected to reduce PNM's share of the plant's maintenance and operating expenses by approximately $2 million per year. The plant will begin to realize some of the benefits of the higher quality coal next year, as the existing surface mines are phased out and the underground mine is developed. The underground mine is scheduled to be in full production by November 2002.

"Over the past three years, PNM has invested nearly $40 million in upgrading San Juan's pollution control systems and improving the plant's productivity," said PNM Chairman, President and CEO Jeff Sterba. "The shift to underground mining continues our progress in lowering generating costs to remain competitive in today's power market."

With a net capacity of 1,647 Megawatts, San Juan is the seventh largest coal-fired plant in the western United States. The plant consumes nearly 7 million tons of coal a year, generating enough electricity to light about 1.8 million homes. PNM owns 46 percent of San Juan and is the operator of the plant.

PNM operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico and sells power on the wholesale market. Avistar, a wholly-owned subsidiary of PNM, operates an advanced meter servicing business in California and Nevada, offers energy and water management solutions for government and institutional clients in the Southwest, and is assisting e-commerce provider AMDAX.com in launching an Internet-based energy auction system. PNM stock is traded primarily on the NYSE under the symbol PNM.

Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. A number of factors, including conditions affecting mining operations and the performance of generating units and transmission system, could cause PNM operating expenses and fuel costs to differ from results forecast in this press release. For a detailed discussion of the important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1999, Form 10-Q for the quarter ended June 30, 2000 and Form 8-K filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                       -------------------------------------
                                                    (Registrant)


Date:  October 20, 2000                          /s/ John R. Loyack
                                       -------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                             (Officer duly authorized
                                               to sign this report)